         THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO SUCH SECURITIES, OR
(ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO ODYSSEY PICTURES CORPORATION (THE "COMPANY"), OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAW.

               VOID AFTER 5:00 P.M. NEW YORK CITY TIME ON       , 2002


                             ODYSSEY PICTURES CORPORATION
                                     COMMON STOCK
                                   PURCHASE WARRANT


                        The Transferability of this Warrant is
                         Restricted as Provided in Section 3


                                   25,000 Warrants
                               (Subject to Adjustments
                           As Provided in Section 5 Hereof)


    For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by ODYSSEY PICTURES CORPORATION, a Nevada corporation
(the "Company"),           is hereby granted the right to purchase, at the
initial exercise price of $1.00 per share (subject to adjustments as provided in
Section 5 hereof), at any time from        , 1997  until 5:00 P.M. New York City
time on        , 2002, 25,000 shares (the "Shares") of the Company's Common
Stock, par value $.01 per share (the "Common Stock").

    Each Common Stock Purchase Warrant (the "Warrant") initially is exercisable at a price of $1.00 per Share payable in cash or by


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

certified or official bank check in New York Clearing House funds, subject to adjustments as provided in Section 5 hereof. Upon surrender of this Warrant at the offices of the Company, with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Shares purchased, the registered holder of this Warrant (the "Holder") shall be entitled to receive a certificate or certificates for the Shares so purchased.

    1.   EXERCISE OF WARRANT.

    The purchase rights represented by this Warrant are exercisable at the option of the Holder, in whole or in part (but not as to fractional shares underlying this Warrant), during the period in which this Warrant may be exercised as set forth above. In the case of the purchase of fewer than all the Shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the Shares purchasable hereunder.

    2.   ISSUANCE OF CERTIFICATES.

    Upon the exercise of this Warrant and payment in full for the Shares, the issuance of a certificate or certificates for Shares underlying this Warrant shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or (subject to the Provisions of Section 3.1 hereof) in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The certificates representing the shares underlying this Warrant shall be executed by the manual or facsimile signature of the Chairman or the Chief Executive Officer, and the President or the Secretary of the Company holding office at the time such Shares are issued.


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


    3.   RESTRICTION ON TRANSFER.

    Neither this Warrant nor any Share issuable upon exercise hereof has been registered under the Securities Act of 1933, as amended (the "Act"), and none of such securities may be offered, sold, pledged, hypothecated, assigned or transferred except (i) pursuant to a registration statement under the Act which has become effective and is current with respect to such securities or (ii) pursuant to a specific exemption from registration under the Act but only upon a Holder hereof having first obtained the written opinion of counsel to the Company, or other counsel reasonably acceptable to the Company, that the proposed disposition is consistent with all applicable provisions of the Act as well as any applicable "Blue Sky" or other state securities law. Upon exercise, in part or in whole, of this Warrant, each certificate issued representing the Shares underlying this Warrant shall bear a legend to the foregoing effect.

    4.   PRICE.

    4.1 INITIAL AND ADJUSTED PURCHASE PRICE. The initial Purchase Price shall be $1.00 per share. The adjusted Purchase Price shall be the price which shall result from time to time from any and all adjustments of the initial Purchase Price in accordance with the provisions of Section 5 hereof.

    4.2 PURCHASE PRICE. The term "Purchase Price" herein shall mean the initial purchase price per Share or the adjusted purchase price per share, depending upon the context.


    5.   ADJUSTMENTS OF PURCHASE PRICE AND NUMBER OF SHARES.

    In the event that, prior to the issuance by the Company of all of the Shares issuable upon exercise of this Warrant, there shall be any change in the outstanding Common Stock by reason of the declaration of stock dividends, or through a recapitalization resulting from stock splits or combinations, without the payment to the Company of any compensation therefor in money, services or property, the remaining Shares still subject to this Warrant and the Purchase Price thereof shall be appropriately adjusted (but without regard to fractions) by the Board of Directors of the Company to reflect such change.


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

    6.   MERGER OR CONSOLIDATION.

    In case of any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of his Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a Holder of the number of shares of Common Stock for which his Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for the adjustments which shall be identical to the adjustments provided in Section 5. The above provisions of this Section 6 shall similarly apply to successive consolidations or mergers.


    7.   EXCHANGE OR REPLACEMENT OF WARRANT.

    This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.

    Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonable satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.


    8. ELIMINATION OF FRACTIONAL INTERESTS.


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

    The Company shall not be required to issue certificates representing fractions of Shares on the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intention of the parties that all fractional interests shall be eliminated.


    9.   RESERVATION OF SECURITIES.

    The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of Shares as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon the exercise of this Warrant and payment of the Purchase Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.


    10.  NOTICES TO WARRANT HOLDERS.

    Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.


    11.  NOTICES.

    All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be personally delivered, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five days after the date of deposit in the United States mails, as follows:

    (a)  If to the Company, to:

         Odyssey Pictures Corporation
         c/o Mr. Stephen R. Greenwald
         380 Lexington Avenue, Suite 2500
         New York, New York 10019


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         With a copy to:

         Howard J. Kerker, Esq.
         600 Madison Avenue
         New York, New York 10022


    (b) If to the registered Holder, to the address of such Holder as shown on the books of the Company.


    12. SUCCESSORS.

    All covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.


    13. HEADINGS.

    The headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.


    14. LAW GOVERNING.

    This Warrant is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to conflicts of laws principles. Each of the Company and the Holder hereby agrees that any dispute or controversy arising out of this Warrant shall be adjudicated in a court located in New York City, and hereby submits to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York, and irrevocably waives any objection each now or hereafter may have respecting the venue of such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, and consents to the service of process in any such action or proceeding by means of registered or certified mail, return receipt requested.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its corporate name by a duly authorized officer and has caused its corporate seal to be affixed hereto on the date first above written.




                        ODYSSEY PICTURES CORPORATION




                     By:
                        --------------------------------------
                             Ira N. Smith, President






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







                                  SUBSCRIPTION FORM



                       (To be Executed by the Registered Holder
                          in Order to Exercise the Warrant)



         The undersigned hereby irrevocably elects to exercise the right to
purchase                 Shares represented by this Warrant in accordance with
the conditions hereof and herewith makes payment of the Purchase Price of such Shares in full.



Date:
     ----------------

                                       ---------------------------
                                            (Signature)



                                       ---------------------------
                                            (Print Name)


                                       ---------------------------
                                       (Social Security Number or
                                       Taxpayer's Identification
                                       Number)


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